Exhibit 10.5

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is made and entered into as of November 25, 2005, among MANUFACTURERS AND TRADERS TRUST COMPANY, not individually but solely as trustee (the “Trustee”) under the Indenture (as hereinafter defined), VERTIS RECEIVABLES, LLC (“VR”), and VERTIS, INC. (“Vertis” or the “Servicer”).

STATEMENT OF FACTS

I.                 Pursuant to that certain Receivables Purchase Agreement, dated as of December 9, 2002 (the “Existing Receivables Purchase Agreement”) between VR, Vertis and certain subsidiaries of Vertis (collectively, the “Sellers”), VR has purchased from time to time from the Sellers certain receivables and related assets resulting from the sale of goods or the provision of services to customers of the Sellers (collectively, the “Receivables”).

II.             VR, as issuer, Vertis, as Servicer and the Trustee have entered into an Amended and Restated Indenture and Servicing Agreement (the “Indenture”) dated as of December 9, 2002, which provides for, among other things, the issuance of certain Notes and the pledge of the Receivables and certain other collateral to Trustee for the benefit of Noteholders under the Indenture.

III.         Pursuant to Consent Agreements dated as of November, 2005 with each Noteholder, VR has made arrangements to pay amounts to each Noteholder which such Noteholders have acknowledged constitute payment in full of all amounts owned to the Noteholders under the Indenture and the Notes and each Noteholder has delivered its Notes for cancellation to the Trustee. VR therefore desires to make arrangements with the Trustee to terminate the Indenture and release the security interest and lien of the Trustee in the Collateral

STATEMENT OF TERMS

NOW, THEREFORE, in consideration of the mutual covenants herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.               Definitions. Unless otherwise expressly defined herein, all capitalized terms used herein shall have the respective meanings given such terms in the Indenture.

2.               Release of Collateral. (a) The Trustee, on behalf of the Noteholders and the Indemnified Parties, does hereby release and terminate and any all liens, security interests and other encumbrances on all of the Collateral and any other assets and properties of VR. VR hereby agrees that VR shall have no recourse against the Trustee or any Noteholder or Indemnified Party with respect to the Collateral or any portion thereof released hereunder.

(b)         Each party hereto agrees that, at any time and from time to time, upon the written request of any other party hereto, it will execute, authorize and deliver such further documents

IN WITNESS, each of the parties hereto, by their respective duly authorized signatories, has executed and delivered this Agreement as of the date first above written.

MANUFACTURERS AND TRADERS TRUST
COMPANY, not in its individual capacity but
solely as Trustee under the Indenture on
behalf of the Noteholders

By	/s/ Steven J. Wattie
	Name:	STEVEN J. WATTIE
	Title:	VICE PRESIDENT

VERTIS RECEIVABLES, LLC

By	/s/ Donald E. Roland
	Name:	Donald E. Roland
	Title:	Chairman & CEO

VERTIS, INC.

By	/s/ Donald E. Roland
	Name:	Donald E. Roland
	Title:	Chairman & CEO

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